EXHIBIT A

     Pursuant to Rule 13d-l(f)(l)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf and in the capacities set out hereinbelow.

Dated: July 30, 1996          HANSEATIC CORPORATION


                              By s/Paul A. Biddelman
                                ----------------------------
                                Paul A. Biddelman


Dated: July 30, 1996
                              s/Wolfgang Traber
                              -----------------------------
                              Wolfgang Traber



Dated: July 30, 1996
                              s/Paul A. Biddelman
                              -----------------------------
                              Paul A. Biddelman